16(4)(b)	Form of Application for Group Contingent Deferred Annuity Certificate

CONSTANCE CONTINGENT DEFERRED ANNUITY ENROLLMENT

MIDLAND LIFE INSURANCE COMPANY

Home Office: (Midland address) Telephone: (877) 575-2742

Mailing Address: RetireOne, First Jefferson Centre, 222 South 1st Street, Suite 600, Louisville, KY 40202

1.	COVERAGE PLAN

☐ Core                ☐ CorePlus                ☐ CorePlus X

2.	PRIMARY CERTIFICATE OWNER/COVERED PERSON

If the Primary Certificate Owner is a non-natural person/custodian, information in this section is for the Covered Person and Section 3 must be completed for the Certificate Owner.

Type of Owner: ☐ Individual    ☐ Non-Natural (1) ☐ Custodial (1)

Complete Legal Name: _____________________________________________________________________

Residential Address (2): ____________________________________________________________________

Mailing Address: _________________________________________________________________________

SSN: _______________ Date of Birth: ______________ Telephone: ______________ Mobile Phone:_____

Gender:     ☐ Male     ☐ Female

Citizenship: ☐ U.S. Citizen    ☐ Resident Alien (Country of Citizenship: _____________)

☐ Non-Resident Alien (Country of Citizenship: ____________)

3.	JOINT CERTIFICATE OWNER/COVERED PERSON (if applicable)

If no Joint Owner is listed, Midland Life Insurance Company will issue with the Owner listed in is a non-natural Section 1 and Section 3 as applicable.

Complete Legal Name: _____________________________________________________________________

Residential Address (2): ____________________________________________________________________

Mailing Address: _________________________________________________________________________

SSN/TIN (3) : _____________ Date of Birth: ____________ Telephone: _____________

Mobile Phone: _____________

Gender:     ☐ Male     ☐ Female

Citizenship: ☐ U.S. Citizen    ☐ Resident Alien (Country of Citizenship: ____________)    ☐ Non-Resident Alien (Country of Citizenship: ____________)

4.	CERTIFICATE OWNER (for non-natural owner) (1)

Complete Legal Name: _____________________________________________________________________

Residential Address (2): ____________________________________________________________________

Mailing Address: _________________________________________________________________________

TIN(3) : _____________ Date of Formation:______________

Citizenship: ☐ U.S. Entity    ☐ Non-U.S. Entity (Country of Formation: _____________)

Will the contract be held within a Qualified Plan? ☐ Yes    ☐ No

(1) A Certification Form must be submitted if a non-natural person is named as the Certificate Owner.

(2) A Residential Address must be completed and cannot be a P.O. Box.

(3) Social Security Number (SSN)/Tax Identification Number (TIN)

5.	COVERED ASSET INFORMATION

Type of Covered Asset: ☐ Non-Qualified    ☐ Qualified – Type of Account: _________________________

Financial Institution Name: _________________________________________________________________

Financial Institution Account Number: ________________________________________________________

Name on Account: ________________________________________________________________________

Tax ID on Account: ________________________________________________________________

Investment Profile or Strategy: ☐ A    ☐ B    ☐ C     ☐ Strategy: _________________________

Fee Option: ☐ No Deduction ☐ Deduction of Advisor Fees

6.	ELECTRONIC DOCUMENT DELIVERY

By providing an email address, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, periodic reports or statements, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Important Information Concerning Electronic Document Delivery:

•	There is no charge for electronic delivery, although an internet provider may charge for internet access.

•	You are confirming you have access to a computer with internet capabilities and an active email account to receive information electronically.

•	This Electronic Document Delivery applies only to Eligible Policies accessible through our websites.

•

After subscribing to Electronic Document Delivery, Midland Life Insurance Company or their administrator RetireOne will send an email to confirm the provided email address is correct. If Midland Life Insurance Company or their administrator RetireOne is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Midland Life Insurance Company or their administrator RetireOen will not be able to activate the subscription for electronic delivery, in which case paper copy documents will be sent.

•	Email filters must be updated which may prevent email notifications from Midland Life Insurance Company or their administrator RetireOne to be received.

•	Not all contract documentation and notifications may currently be available in electronic format.

•	Paper copies of the information may be requested at any time for no charge.

•	For jointly owned policies both owners are consenting to have information sent to the email address listed below.

•	If the email address changes after the subscription process, notification must be sent to Midland Life Insurance Company or their administrator.

•	Electronic delivery will be cancelled if emails are returned undeliverable.

•	This consent will remain in effect until revoked.

Please call (877) 575-2742 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

7.	REPLACEMENT INFORMATION

All questions in this section must be answered.

☐ No    ☐ Yes    Did the Representative/Insurance Producer present and leave the applicant sales material?

☐ No    ☐ Yes    Do you have any existing life insurance policies or annuity contracts?

☐ No    ☐ Yes    Will this annuity replace or change any existing life insurance policies or annuity contracts?

If yes—Company: ________________________________ Policy #:______________

8.	FRAUD AND DISCLOSURE STATEMENTS

For Applicants in AL - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

For Applicants in AR - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CA 65 and Older - I have been advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity or other asset used to fund the purchase of a life or annuity product may involve tax consequences, early withdrawal penalties, or other costs or penalties associated with the sale or liquidation of the asset.    I have also been advised to obtain the advice of independent legal or financial counsel before selling any assets and before purchasing the life or annuity product.

For Applicants in DC - WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For all other states - Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9.	REPLACEMENT INFORMATION

•	Unless I have notified Midland Life Insurance Company or their administrator of a community or marital

o	property interest in this certificate, Midland Life Insurance Company will rely on good faith belief no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this form are correct and true.

•	This enrollment form is subject to acceptance by Midland Life Insurance Company.

•

I understand federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer. I understand failure to provide this information could result in the annuity certificate not being issued, delayed or unprocessed transactions, or annuity certificate termination.

I have read the Fraud and Disclosure Statements listed in this enrollment form.

Signed at:

                                 City                                                  State                                                                 Date

Owner/Covered Person’s Signature: X

Joint Owner/Covered Person’s Signature: X

Non-Natural Signature (Authorized Representative/Trustee): X

Non-Natural Signature (Authorized Representative/Trustee): X

10.	AGENT/REPRESENTATIVE INFORMATION

All questions in this section must be answered.

☐ No    ☐ Yes    Did you present and leave the applicant insurer-approved sales material?

☐ No    ☐ Yes    Does the applicant have any existing life insurance policies or annuity contracts?

☐ No    ☐ Yes    Do you have any reason to believe the annuity applied for will replace or change any existing annuity insurance?

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

Agent/Representative Full Name:

ID Number:                                                                             Phone Number:

Email Address (Optional):

Signature: X

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